Exhibit 99.1

SIGMATEL ANNOUNCES PC AUDIO PRODUCT LINE SALE CLOSED

AUSTIN, Texas (August 1, 2006) – SigmaTel, Inc. (NASDAQ:SGTL), a leader in mixed-signal multimedia semiconductors, announced today that it has closed the sale of its PC Audio product line to Integrated Device Technology (IDT) (NASDAQ:IDTI) for total consideration of $80 million, consisting of $72 million in cash, an estimated $5 million in accounts receivable to be retained by SigmaTel, and an estimated $3 million in accounts payable to be assumed by IDT.

“We are pleased to announce that the transaction with IDT for the sale of our PC Audio product line has closed. Our management team will use the cash from this deal prudently to support development of our core businesses and corporate SoC strategy. During the fourth quarter of 2006 and beyond, our goal is to see substantial benefits from our investment in new products,” said Ron Edgerton, chairman and chief executive officer. “We plan on running our business on a profitable basis in 2007 based on expanding revenues and aggressive cost controls.”

For more information on SigmaTel, please visit www.sigmatel.com.

About IDT:

IDT is a world leader in developing and delivering vital semiconductor solutions that enable customers to accelerate innovation. IDT solutions help customers solve complex system design challenges associated with the evolving requirements of communications, computing and consumer applications. By leveraging its system knowledge and extensive blend of technologies, IDT is able to deliver essential solutions, including timing products, network search engines, flow-control management ICs and products for standards-based serial switching. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com.

About SigmaTel:

SigmaTel, Inc. a fabless semiconductor company headquartered in Austin, Texas, designs, develops, and markets proprietary, analog intensive, mixed-signal ICs for a variety of digital multimedia products in the consumer electronics and computing markets, including portable compressed audio players, such as MP3 players, digital video cameras, multi-function peripheral products, digital televisions, and set-top boxes. SigmaTel provides complete, system-level solutions that include highly-integrated ICs, customizable firmware and software, software development tools, reference designs, and applications support. The Company’s focus is on providing system-level solutions that enable customers to rapidly introduce and offer electronic products that are small, light-weight, power-efficient, reliable, and cost-effective. SigmaTel is ISO 9001:2000 certified and is committed to providing customers with high performance, quality products along with superior customer service.

Cautionary Language:

This press release contains forward-looking statements based on current SigmaTel expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to SigmaTel or future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of SigmaTel, but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, and there will be events in the future that SigmaTel is not able to accurately predict or control.

For a discussion of factors that could impact SigmaTel’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to recent SigmaTel filings with the SEC, particularly the Form 10-K that was filed on February 24, 2006, and the Form 10-Q filed on May 10, 2006.

SigmaTel is a registered trademark of SigmaTel, Inc. All other products and brand names as they appear in this release are trademarks or registered trademarks of their respective holders. All specifications may be changed without notice.

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